SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

BARAN GROUP LTD.
(Exact name of registrant as specified in its charter)

ISRAEL	N.A.

(State of incorporation or organization)	(IRS Employer Identification No.)

Baran House, 8 Omarim St. Industrial Park, Omer 84965, ISRAEL	N.A.

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-100683.

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Ordinary Shares, NIS 1.00 par value per share

Item 1. Description of Registrant’s Securities To Be Registered.

     The information in the section captioned “Description of Baran Share Capital” in the Registrant’s Registration Statement on Form F-4 (Reg. No. 333-100683) filed with the Securities and Exchange Commission on October 23, 2002 and amended on October 24, 2002, pursuant to the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2. Exhibits.

     The following documents are filed as exhibits to this Registration Statement:

*3.1	Articles of Association of the Registrant.

*3.2	Memorandum of Association of the Registrant, as amended.

*     Incorporated by reference to the exhibits of the same numbers to the Registrant’s Registration Statement on Form F-4, as amended (File No. 333-100683).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 12, 2002

BARAN GROUP LTD.

By:	/s/ Meir Dor

Meir Dor Chairman of the Board

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